Exhibit 21.1

CONSOLIDATED SUBSIDIARIES OF EZCORP, INC.
SEPTEMBER 30, 2025
Entity	Jurisdiction of Organization
Brainerd Honduras, S.A. de C.V.	Honduras
Brainerd, S.A.	Guatemala
Brainerd, S.A. de C.V.	El Salvador
Camira Administration Corp.	British Virgin Islands
Change Capital International Holdings, B.V.	Netherlands
CCV Americas, LLC	Delaware
CCV Pennsylvania, Inc.	Delaware
EGreen Financial, Inc.	Delaware
EZ Online Sales, Inc.	Delaware
EZ Talent S. de R.L. de C.V.	Mexico
EZ Transfers S.A. de C.V.	Mexico
EZCORP FS Holdings, Inc.	Delaware
EZCORP Global, B.V.	Netherlands
EZCORP Global Holdings, C.V.	Netherlands
EZCORP International, Inc.	Delaware
EZCORP International Holdings, LLC	Delaware
EZCORP Services, Inc.	Delaware
EZCORP UK Limited	United Kingdom
EZCORP USA, Inc.	Delaware
EZMONEY Canada Holdings, Inc.	British Columbia
EZMONEY Canada, Inc.	Delaware
EZMONEY Tario, Inc.	British Columbia
EZPAWN Alabama, Inc.	Delaware
EZPAWN Arizona, Inc.	Delaware
EZPAWN Arkansas, Inc.	Delaware
EZPAWN Colorado, Inc.	Delaware
EZPAWN Florida, Inc.	Delaware
EZPAWN Georgia, Inc.	Delaware
EZPAWN Holdings, Inc.	Delaware
EZPAWN Illinois, Inc.	Delaware
EZPAWN Indiana, Inc.	Delaware
EZPAWN Iowa, Inc.	Delaware
EZPAWN Management Mexico, S. de R.L. de C.V.	Mexico
EZPAWN Mexico Holdings, LLC	Delaware
EZPAWN Mexico Ltd., LLC	Delaware
EZPAWN Minnesota, Inc.	Delaware
EZPAWN MS, Inc.	Delaware
EZPAWN Nevada, Inc.	Delaware
EZPAWN Oklahoma, Inc.	Delaware
EZPAWN Oregon, Inc.	Delaware
EZPAWN Services Mexico, S. de R.L. de C.V.	Mexico
EZPAWN Tennessee, Inc.	Delaware
EZPAWN Utah, Inc.	Delaware

CONSOLIDATED SUBSIDIARIES OF EZCORP, INC.
SEPTEMBER 30, 2025
Janama Honduras, S.A. de C.V.	Honduras
Janama, S.A.	Guatemala
Janama, S.A. de C.V.	El Salvador
Khoper Advisors, Ltd.	British Virgin Islands
Madras Investments Corp.	British Virgin Islands
Maxiprestamos. S.A. de C.V.	El Salvador
Miravet Planning Corp	Panama
Mister Money Holdings, Inc.	Colorado
MP Luxury, LLC	Delaware
Operadora de Servicios, S.A. de C.V.	El Salvador
Parkway Insurance, Inc.	Texas
PLO Del Bajio S. de R.L. de C.V.	Mexico
Prenda Aval, S.A. de C.V.	El Salvador
Renueva Comercial, S.A.P.I. de C.V.	Mexico
Rollingwood Holdings, LLC	Delaware
Salvaprenda, S.A. de C.V.	El Salvador
Texas EZPAWN, L.P.	Texas
Texas EZPAWN Management, Inc.	Delaware
Unicode Market, Inc.	Panama
USA Pawn & Jewelry Co. XI, LLC	Nevada
USA Pawn & Jewelry Co. 19, LLC	Nevada